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                                                                    Exhibit 23.2




                        CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 22, 1998 (except for Note I to the consolidated financial statements, as to which the date is August __, 1998), in the Registration Statement (Form S-1 No. 333-XXXXX) of Wastequip, Inc. dated July 23, 1998.

                                             Ernst & Young LLP




The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts described in Note I to the consolidated financial statements.



                                             /s/ ERNST & YOUNG LLP

                                             Ernst & Young LLP


Cleveland, Ohio
July 22, 1998